SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

December 18, 2003

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-15143 (Commission File Number)	91-1039211 (I.R.S. Employer Identification No.)

16804 Gridley Place Cerritos, California 90703 (Address of Principal Executive Offices) (ZIP Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

On December 18, 2003, IMPCO Technologies, Inc. (“Impco” or the “Registrant”) raised $9.6 million through a private placement of common stock with a number of institutional investors. Impco sold a total of 1.5 million shares at a purchase price of $6.40 per share.

Impco announced this transaction in the press release attached as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

/s/ TIMOTHY S. STONE

Timothy S. Stone Chief Financial Officer and Treasurer

DATE: December 23, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated December 22, 2003.